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                                                                    EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of Medwave, Inc.'s Amended and Restated Stock Option Plan of our report dated December 21, 2004, relating to the September 30, 2004 financial statements of Medwave, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2004.


                                             /s/ BDO Seidman, LLP
                                             --------------------------
                                             BDO Seidman, LLP



Boston, Massachusetts
January 11, 2004